UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 5, 2008

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On September 5, 2008, the Registrant executed that certain Employment Agreement with Christopher H. Taylor (“Mr. Taylor”), effective as of September 22, 2008 (the “Effective Date”). Pursuant to the Employment Agreement, the Registrant will employ Mr. Taylor as its Chief Financial Officer (“CFO”) and Mr. Taylor has agreed to perform the duties and responsibilities reasonably required of a CFO.

In consideration for Mr. Taylor’s employment, the Registrant will pay Mr. Taylor a base salary of $180,000, which amount shall be reviewed annually by the Registrant’s board of directors (the “Board”). Additional compensation will be paid to Mr. Taylor in the form of stock options issued under the Registrant’s Amended and Restated 2007 Stock Option Plan (the “Option Plan”). On the Effective Date, the Registrant will grant to Mr. Taylor options to purchase 350,000 shares of the Registrant’s common stock at an exercise price of $1.00 (the “Options”). The terms and conditions of the Options are documented in the Stock Option Agreement, as defined and described below. Mr. Taylor is also eligible for certain incentive bonuses. During Mr. Taylor’s first year of employment, the Registrant may pay a maximum of two bonus payments of $22,500 each upon the successful closing of any property of at least $3,000,000 net to the Registrant or the completion of a new well on a prospect outside the current Sentell Field project. On September 22, 2009, a discretionary bonus of up to $45,000 may be awarded to Mr. Taylor by the Board. Mr. Taylor is entitled to participate in all of the Registrant’s benefit, welfare and retirement plans, to be reimbursed for reasonable business expenses and to at least 20 vacation days annually.

From the Effective Date, there will be a 90-day probationary period (“Probation Period”) in which the Registrant or Mr. Taylor may terminate the Employment Agreement without notice or other compensation. If the Registrant terminates Mr. Taylor’s employment for Just Cause (as defined in the Employment Agreement), then Mr. Taylor will not be entitled to any additional payments or benefits and may not exercise any unexercised Options, whether vested or not. If the Registrant terminates Mr. Taylor’s employment for other than Just Cause, then (a) the Registrant must pay Mr. Taylor a lump sum amount equal to six months of salary; (b) the Registrant must (i) pay Mr. Taylor a lump sum equal to the fees for six months of COBRA fee reimbursement or (ii) continue to provide Mr. Taylor with benefits for six months after his termination or pay Mr. Taylor a lump sum equal to the cost of providing such benefits for six months; and (c) Mr. Taylor may exercise any vested Options, but unvested options terminate upon Mr. Taylor’s termination. Upon a Change of Control Event (as defined in the Employment Agreement), Mr. Taylor may terminate his employment at any time within sixty days of the event if, after the Change of Control Event, there is any material change, reduction or diminution in Mr. Taylor’s titles, status or positions, authority, duties or responsibilities. If Mr. Taylor’s employment with the Registrant is voluntarily terminated per the previous sentence or terminated without Just Cause within three months of a Change in Control Event, then the Registrant must pay Mr. Taylor a lump sum equal to 50% of his salary within thirty days of the termination date. Mr. Taylor may terminate his employment at any time without good reason upon two weeks notice to the Registrant. If Mr. Taylor so terminates, he is not entitled to any additional payments or benefits and immediately forfeits his unexercised Options.

The Employment Agreement contains standard indemnification and confidentiality provisions.

Stock Option and Subscription Agreement

On September 5, 2008, the Registrant executed that certain Stock Option and Subscription Agreement with Mr. Taylor (the “Stock Option Agreement”), effective as of September 22, 2008(the “Date of Grant”). The Stock Option Agreement documents the terms and conditions of the Options granted to Mr. Taylor in partial consideration for his employment as the Registrant’s CFO.

Under the Stock Option Agreement, the Registrant will deliver the Options to Mr. Taylor on the Date of Grant and the Options expire on September 22, 2013 (“Expiration Date”). One-third of Mr. Taylor’s Options will vest on each of the first three anniversaries of the Date of Grant. Unless Mr. Taylor’s employment is terminated due to death or permanent disability, for other than Just Cause, or in connection with a Change of

Control Event, Mr. Taylor must be a director or officer of the Registrant to exercise vested Options. Vested Options will terminate prior to the Expiration Date if the Registrant terminates Mr. Taylor for Just Cause or if Mr. Taylor terminates his own employment without good reason. If neither situation is applicable, the vested options terminate in accordance with Section 5.1(g) of the Option Plan. Unvested Options will terminate prior to the Expiration Date if Mr. Taylor’s employment is terminated by either party during the Probation Period, the Registrant terminates Mr. Taylor for Just Cause, the Registrant terminates Mr. Taylor other than for Just Cause, or if Mr. Taylor resigns without good reason. If none of these situations are applicable, unvested options will terminate in accordance with Section 5.1(g) of the Option Plan. Upon a Change of Control Event, each unvested Option will immediately vest.

Item 3.02 Unregistered Sale of Equity Securities.

On September 22, 2008, the Registrant will grant the Options to Mr. Taylor, exercisable until the Expiration Date or until the Options otherwise terminate per the Stock Option Agreement more completely described in Item 1.01 above. The Options are subject to vesting provisions as set forth in the Stock Option Agreement. We issued the stock options to one U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) who is an accredited investor, relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.02 Appointment of Certain Officers

The Registrant has appointed Mr. Taylor as the Registrant’s CFO, effective September 22, 2008.

Mr. Taylor has nearly 15 years of experience in the financial accounting and energy sectors. From 1993 until 2002, Mr. Taylor was employed by Arthur Andersen LLP and rose to the rank of Experienced Manager. During his time at Arthur Andersen, Mr. Taylor was a member of the Energy & Utilities industry team, managed and coordinated audit engagements for public and private independent oil and natural gas companies, prepared and reviewed SEC documents, and assisted a large Russian oil company with its conversion to the successful efforts method of accounting for oil and gas activities. Notably, Mr. Taylor served as the Azerbaijan and Turkmenistan country manager for the Assurance and Business Advisory division, where he developed and executed annual operation plans, managed multiple engagements in both countries (primarily for operating companies of production sharing agreements), assisted a major Russian oil company with understanding the accounting and reporting requirements of a production sharing contract, and instructed multinational professionals relating to the oil and gas industry and firm audit techniques.

From June 2002 until June 2006, Mr. Taylor served as an Experienced Manager at Grant Thornton LLP in Houston, where he was a member of the Energy Committee. Mr. Taylor managed financial statement and internal control audit engagements in various industries with an emphasis on upstream oil and gas and oilfield service companies, both public and private. Mr. Taylor’s other duties included preparation of SEC documents, managing audit teams and engagements, consulting with clients regarding accounting, reporting and internal control issues, and serving as project manager for Grant Thorton’s Survey of U.S. Independent Oil and Gas Companies.

From June 2002 until August 2006, Mr. Taylor was a Manager of Financial Accounting for Kerr-McGee Corporation, a former energy company involved in the exploration and production of oil and natural gas prior to its 2006 acquisition by Anadarko Petroleum Corporation. Mr. Taylor assisted with technical accounting matters for U.S. and International operations.

From August 2006 until the present, Mr. Taylor has been employed by Noble Corporation (“Noble”), a major contract driller of oil and natural gas wells. As the Assistant Treasurer, Mr. Taylor prepared long-term cash flow forecasts, assisted in the refinancing of Noble’s credit facility, assisted in managing rating agency and banking relationships, coordinated the negotiation and execution of letters of credit, performance bonds and surety bonds, managed working capital related issues, analyzed foreign exchange exposure and implemented hedging strategies, and assisted with preparing quarterly financial reports.

Mr. Taylor holds a B.S. in Accounting, magna cum laude, from Oklahoma Christian University and is a Certified Public Accountant in Texas.

Item 7.01 Regulation FD Disclosure

On September 9, 2008, the Registrant issued a press release announcing its hiring of Mr. Taylor as the Registrant’s CFO, as described in Item 5.02 above.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On October 31, 2007, the Registrant approved the 2007 Stock Option Plan to issue up to 3,000,000 options to purchase common shares of the Registrant to eligible employees, officers, directors and consultants. Effective June 4, 2008, the Registrant adopted the Amended and Restated 2007 Stock Option Plan, which increases the number of options the Registrant may grant from 3,000,000 to 5,000,000.

Item 9.01 Exhibits.

10.1     Employment Agreement by and between the Registrant and Mr. Taylor

10.2     Stock Option and Subscription Agreement by and between the Registrant and Mr. Taylor

10.3     Amended and Restated 2007 Stock Option Plan

99.1     Press Release dated September 9, 2008*

* Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: September 9, 2008	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.              Description

10.1	Employment Agreement by and between the Registrant and Mr. Taylor
10.2	Stock Option and Subscription Agreement by and between the Registrant and Mr. Taylor
10.3	Amended and Restated 2007 Stock Option Plan
99.1	Press Release dated September 9, 2008*